Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
Media: Greg Tiberend
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

CYTYC CORPORATION ANNOUNCES 40 PERCENT REVENUE INCREASE

IN FIRST QUARTER 2005 COMPARED TO FIRST QUARTER 2004

EPS of $0.21, Excluding Q1 Arbitration Decision; Reported EPS of $0.18

Marlborough, Mass., April 27, 2005 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, today announced results for the first quarter ended March 31, 2005. Revenues for the quarter rose 40 percent to $113.4 million compared to $80.7 million in the first quarter of 2004. Reported net income for the first quarter of 2005 was $20.9 million, including the DEKA arbitration decision, or $0.18 per diluted share. This compares to net income of $1.5 million, or $0.01 per diluted share, for the first quarter of 2004, which included the $19.1 million charge for in-process research and development related to the March 2004 acquisition of Novacept. Excluding the charges described above, net income for the first quarter of 2005 was $25.8 million, a 25 percent increase compared to $20.6 million in the first quarter of 2004, and earnings per diluted share were $0.21 in the first quarter of 2005, compared to $0.18 for the first quarter of 2004.

On March 14, 2005, the Company announced that it had received a partial final award by an arbitration panel regarding a dispute with the DEKA Products Limited Partnership relating to royalties payable on the ThinPrep® Pap Test under a 1993 license agreement. On April 26, the arbitration panel issued its final decision, which established actual past royalties and certain other costs that resulted in a pre-tax charge of $7.8 million, which reduced EPS from $0.21 to $0.18 for the quarter ended March 31, 2005. This concludes the arbitration process on this dispute, and the Company believes that the impact of the decision will not be material to subsequent quarterly financial results.

“I am very pleased with our first quarter results,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “We completed the Proxima acquisition, and added the MammoSite® Radiation Therapy System, another best-in-class product, to our surgical products division. Domestic adoption of the ThinPrep® Imaging System continues, and we placed our first ThinPrep Imaging System in the United Kingdom.”

We ended the quarter with $108 million in cash after the

initial $156 million payment related to the Proxima acquisition.” Mr. Sullivan concluded, “Our employees focused successfully on achieving operating goals while integrating the MammoSite business. I am confident in our ability to execute our strategic plan to become the worldwide leader in providing innovative, best-in-class products for women’s health.”

The Company is reactivating its plan to repurchase shares of Cytyc common stock with a value up to $50 million, through open market purchases that will be made from time to time as market conditions allow. Shares repurchased under the program will be held in the Company’s treasury and will be available for a variety of corporate purposes. The program may be suspended at any time without prior notice.

First Quarter 2005 Results

Total worldwide revenues for the first quarter of 2005 were $113.4 million, an increase of 40 percent from the same period last year. Total domestic revenues from the diagnostic products division for the first quarter were $75.0 million compared to $69.6 million in the first quarter of 2004. These revenues were comprised of sales of the ThinPrep Pap Test, usage fees associated with the ThinPrep Imaging System and other revenues from instrument sales and non-GYN tests. International revenues for the diagnostic products division for the quarter were $12.0 million, an increase of 23 percent over the first quarter of 2004.

Worldwide revenues from the surgical products division, which include sales of the NovaSure® System as well as the MammoSite Radiation Therapy System and the GliaSite® Radiation Therapy System (following the acquisition of Proxima on March 7, 2005), totaled $26.4 million for the first quarter.

Cytyc discloses non-GAAP or pro forma measures that exclude certain charges. Non-GAAP measures may exclude such items as charges related to litigation and acquired in-process research and development. Cytyc management uses these measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in Cytyc’s business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP.

Cytyc management will discuss first quarter results, business highlights and future expectations during a conference call on April 28 at 9:00 a.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer; Tim Adams, vice president and chief financial officer; Daniel Levangie, executive vice president and chief commercial officer; and John McDonough, senior vice president, development and operations. A webcast and replay of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, where the event will be available for replay approximately two hours following the webcast until May 12, 2005. Those without web access may access the call by calling 800-565-5442 or 913-312-1298. A telephonic replay of the call will be available through May 12, 2005, by calling 888-203-1112 (Replay Pin No. 4884590). International participants may dial 719-457-0820; the pin number is the same.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, treatment of excessive menstrual bleeding, and treatment of breast cancer.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, entry into new market segments and foreign markets, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2004 Annual Report on Form 10-K filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

(Tables Follow)

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2005				Three Months Ended March 31, 2004
	Pro Forma	Adjustment		As Reported	Pro Forma	Adjustment	As Reported
Net sales	$113,405	$—		$113,405	$80,725	$—	$80,725
Cost of sales	23,927	—		23,927	15,183	—	15,183

Gross profit	89,478	—		89,478	65,542	—	65,542

Operating expenses:
Research and development	6,799	—		6,799	4,312	—	4,312
In-process research and development	—	—		—	—	19,100 (3)	19,100
Sales and marketing	29,683	—		29,683	20,173	—	20,173
General and administrative	10,707	—		10,707	7,446	—	7,446
Arbitration decision	—	7,807	(2)	7,807	—	—	—

Total operating expenses	47,189	7,807		54,996	31,931	19,100	51,031

Income from operations	42,289	(7,807)		34,482	33,611	(19,100)	14,511
Other income, net:
Interest income	892	—		892	714	—	714
Interest expense	(1,792)	—		(1,792)	—	—	—
Other expense	(683)	—		(683)	(499)	—	(499)

Total other income, net	(1,583)	—		(1,583)	215	—	215

Income before provision for income taxes	40,706	(7,807)		32,899	33,826	(19,100)	14,726
Provision for income taxes	14,858	(2,850	)(2)	12,008	13,190	—	13,190

Net income	$25,848	$(4,957)		$20,891	$20,636	$—	$1,536

Net income per common share —
Basic	$0.23			$0.18	$0.19		$0.01

Diluted	$0.21			$0.18	$0.18		$0.01

Weighted average common and potential common shares outstanding:
Basic	113,661			113,661	109,870		109,870

Diluted (1)	125,771			125,771	113,491		113,491

(1)	Diluted earnings per share includes the effect of the assumed conversion of 8.4 million shares of our common stock (weighted for the periods deemed outstanding) related to our contingent convertible notes issued in March 2004, in accordance with new accounting rules effective for fiscal 2004. Inclusion of these shares had no effect on our diluted earnings per share in the periods presented.

(2)	Charge in connection with the DEKA Products Limited Partnership arbitration panel decision in the first quarter 2005.

(3)	Charge to write off in-process research and development costs related to the acquisition of Novacept in the first quarter of 2004.

4

Cytyc Corporation

Consolidated Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
Assets:
Current assets
Cash and investment securities	$107,903	$232,295
Accounts receivable, net	68,462	63,636
Inventories	19,737	17,310
Other current assets	9,725	7,549

Total current assets	205,827	320,790

Property and equipment:
Property and equipment	93,155	95,040
Equipment under customer usage agreements	47,733	42,380
Less: accumulated depreciation and amortization	(43,090)	(45,908)

Total property and equipment, net	97,798	91,512

Goodwill and other intangible assets, net	565,517	388,908
Other assets, net	8,206	8,140

Total Assets	$877,348	$809,350

Liabilities and Stockholders' Equity:
Current liabilities	$48,430	$42,585
Long-term debt and other non-current liabilities	312,812	279,320
Stockholders' equity	516,106	487,445

Total Liabilities and Stockholders' Equity	$877,348	$809,350